As filed with the Securities and Exchange Commission on June 14, 2007.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Experimental Station, Route 141 &
Henry Clay Road,
Building E336
Wilmington, Delaware	19880
(Address of Principal Executive Offices)	(Zip Code)

1991 STOCK PLAN OF INCYTE CORPORATION

(Full title of the plan)

PAUL A. FRIEDMAN	Copy to:
President and Chief Executive Officer	STANTON D. WONG
Incyte Corporation	Pillsbury Winthrop Shaw Pittman LLP
Experimental Station, Route 141 &	P.O. Box 7880
Henry Clay Road, Building E336	San Francisco, CA 94120
Wilmington, Delaware	(415) 983-1000
(302) 498-6700
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.001 par value(3)	3,000,000 shares	$6.40	$19,200,000	$590

(1)             Calculated pursuant to General Instruction E to Form S-8.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Registrant’s Common Stock on the Nasdaq Global Market on June 12, 2007.

(3)             Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 10, 1994 (File No. 33-76344), June 20, 1995 (File No. 33-93666), October 4, 1996 (File No. 333-13449), July 16, 1997 (File No. 333-31413), September 9, 1998 (File No. 333-63069), July 20, 1999 (File No. 333-83291), October 3, 2000 (File No. 333-47178), August 15, 2001 (File No. 333-67598) and June 28, 2002 (File No. 333-91542) are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)                                  Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

(2)                                  Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(3)                                  Registrant’s Current Reports filed on February 15, 2007, March 19, 2007 and May 25, 2007;

(4)                                  The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed January 5, 1996; and

(5)                                  The description of the Series A Participating Preferred Stock Purchase Rights contained in Registrant’s Registration Statement on Form 8-A filed September 30, 1998.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules.

Item 8.         Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 14, 2007.

INCYTE CORPORATION

By	/s/ PAUL A. FRIEDMAN
Paul A. Friedman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Friedman, David C. Hastings, and Patricia A. Schreck, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ PAUL A FRIEDMAN	President, Chief Executive Officer (Principal	June 14, 2007
Paul A. Friedman	Executive Officer) and Director

/s/ DAVID C. HASTINGS	Executive Vice President and Chief Financial	June 14, 2007
David C. Hastings	Officer (Principal Financial Officer)

/s/ LAURENT CHARDONNET	Vice President, Finance and Treasurer	June 14, 2007
Laurent Chardonnet	(Principal Accounting Officer)

/s/ RICHARD U. DE SCHUTTER	Chairman	June 14, 2007
Richard U. De Schutter

/s/ BARRY M. ARIKO	Director	June 14, 2007
Barry M. Ariko

/s/ JULIAN C. BAKER	Director	June 14, 2007
Julian C. Baker

/s/ PAUL A. BROOKE	Director	June 14, 2007
Paul A. Brooke

/s/ MATTHEW W. EMMENS	Director	June 14, 2007
Matthew W. Emmens

Director
John F. Niblack

/s/ ROY A. WHITFIELD	Director	June 14, 2007
Roy A. Whitfield

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).